Exhibit 10.12

AMENDMENT NO. 2

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 31, 2013, by and among CEMPRA, INC., a Delaware corporation (“Parent”), and each of its subsidiaries signatory hereto (hereinafter individually referred to as a “Borrower” and collectively referred to as “Borrowers”), and HERCULES CAPITAL FUNDING TRUST 2012-1, as a lender (the “Trust”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., as a lender (“HTGC”, and together with the Trust, collectively, “Lender”) and as agent for Lender (“Agent”).

RECITALS

Borrowers and Lender are parties to that certain Loan Agreement dated as of December 20, 2011, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of April 29, 2013 (as amended from time to time, the “Agreement”). As of the Second Amendment Date, Borrowers owe the Trust, as Lender, outstanding Secured Obligations in the aggregate principal amount of $9,761,673. Borrowers have requested one or more new loans to provide additional credit to Borrowers, and Agent, on behalf of Lender, has agreed to make those loans to Borrowers, on the terms set forth in this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. The following terms and definitions in the Agreement are amended and restated or added to Section 1.1, as follows:

“Existing Term Loan A Advances” shall have the meaning assigned to such term in Section 2.1(a).

“Interest Only Period” means the period from the Second Amendment Date through May 31, 2014.

“Maximum Term Loan A Amount” means Fifteen Million and No/100 Dollars ($15,000,000).

“Second Amendment Date” means May 31, 2013.

“Second Term Loan A Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term Loan B Interest Rate” means for any day a per annum rate of interest equal to the greater of (i) 9.55% or (ii) the sum of 9.55% plus the Prime Rate minus 3.25%.

“Term Loan Maturity Date” means June 1, 2017.

“Warrant” means any warrant entered into in connection with the Loan, as amended, restated or modified from time to time.”

2. Section 2.1 is amended and restated to read as follows:

“2.1 Term Loan A.

(a) Advance. Borrower acknowledges and agrees that as of the Effective Date, the outstanding principal balance of the Loan is $9,761,673 owed to the Trust, as Lender (the “Existing Term Loan A Advances”). Subject to the terms and conditions of this Agreement, HTGC, as Lender, will make, and Borrowers agree to draw, an additional Advance of $5,238,327 on the Second Amendment Date (the “Second Term Loan A Advance”, together with the Existing Term Loan A Advances, the “Term Loan A Advances”). Borrowers shall use the proceeds of the Term Loan A Advances for general corporate purposes. The aggregate outstanding Term Loan A Advances shall not exceed the Maximum Term Loan A Amount.

(b) Advance Request. To obtain the Second Term Loan A Advance, Administrative Borrower shall complete, sign and deliver an Advance Request to Agent. HTGC shall fund the Second Term Loan A Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Second Term Loan A Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of the Term Loan A Advances shall bear interest thereon from the Closing Date at the Term Loan A Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan A Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. During the Interest Only Period, Borrowers will pay interest on the Term Loan A Advances on the first business day of each month, beginning the month after the Second Amendment Date. Borrowers shall repay the aggregate principal balance of the Term Loan A Advances outstanding at the end of the applicable Interest Only Period in thirty-six (36) equal monthly installments of principal and interest (mortgage style) beginning the first business day of the month following the expiration of the Interest Only Period and continuing on the first business day of each month thereafter through the Term Loan Maturity Date, with a final payment due on the Term Loan Maturity Date. The entire remaining principal balance of the Term Loan A Advances outstanding and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Agent will initiate debit entries to Borrowers’ account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the Term Loan A Advances.”

3. Section 2.2 is amended and restated to read as follows:

2.2 Term Loan B.

(a) Advance. Subject to the terms and conditions of this Agreement, beginning on the date of the achievement of the Term Loan B Availability Milestone and continuing through September 30, 2013, Borrowers may request one Advance in an aggregate amount of $10,000,000 (the “Term Loan B Advance”). The aggregate outstanding Term Loan B Advance may not exceed the Maximum Term Loan B Amount.

(b) Advance Request. To obtain the Term Loan B Advance, Administrative Borrower shall complete, sign and deliver an Advance Request (at least five business days before the Advance Date) to Agent. HTGC shall fund the Term Loan B Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan B Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of the Term Loan B Advance shall bear interest thereon from such Advance Date at the Term Loan B Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan B Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. During the Interest Only Period, Borrowers will pay interest on the Term Loan B Advance on the first business day of each month, beginning the month after the Advance Date. Borrowers shall repay the aggregate principal balance of the Term Loan B Advance outstanding at the end of the applicable Interest Only Period in thirty-six (36) equal monthly installments of principal and interest (mortgage style) beginning the first business day of the month following the expiration of the applicable Interest Only Period and continuing on the first business day of each month thereafter through the Term Loan Maturity Date, with a final payment due on the Term Loan Maturity Date. The entire remaining principal balance of the Term Loan B Advance outstanding and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Agent will initiate debit entries to Borrowers’ account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the Term Loan B Advance.

4. Borrowers shall pay Agent, on behalf of the applicable Lender, the end of term charge of $400,000 specified in Section 2.6 of the Agreement on the earliest to occur of (i) December 1, 2015, (ii) the date that Borrowers prepay the outstanding Secured Obligations in full, or (iii) the acceleration of the Secured Obligations. In addition, on the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrowers prepay the outstanding Secured Obligations in full, or (iii) the acceleration of the Secured Obligations, Borrowers shall pay Agent, on behalf of the applicable Lender, a charge equal to $495,245 (3.25% of $15,238,327). Notwithstanding the required payment date of such charges, the End of Term Charge is deemed earned by Lender as of the Closing Date, and the charge incurred in connection with this Amendment is deemed earned by Lender as of the Second Amendment Date.

5. On or after the Second Amendment Date, no Note or Notes shall be required to evidence the Loans unless requested by Agent. If so requested by Agent by written notice to Administrative Borrower, then Borrowers shall execute and deliver to Agent (and/or, if applicable and if so specified in such notice, to any person who is an assignee of Lender pursuant to Section 11.13) (promptly after Administrative Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender or Agent under the Loan Documents, as in effect prior to the date hereof.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8. HTGC as Agent for Lender. Each of the Trust and HTGC, as Lender, hereby irrevocably appoints HTGC as the agent and attorney-in-fact (the “Agent”) to act on its behalf as agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by Borrowers to secure any of the Secured Obligations. The Trust and HTGC hereby irrevocably appoint and authorize the Agent (i) to provide Borrower with all notices with respect to Advances obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Agent deems appropriate on its behalf to administer the Advances, the Collateral and the Loan Documents and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

9. As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a) this Amendment and Advance Request duly executed by Borrowers;

(b) payment of (i) a facility charge of $250,000 and (ii) an amount equal to the Lender Expenses incurred in connection with this Amendment;

(c) a legal opinion of Borrowers’ counsel;

(d) a warrant to purchase stock in the form attached as Exhibit A to this Amendment;

(e) an Amended and Restated Warrant Agreement of that certain Warrant dated as of December 20, 2011 issued by Parent to HTGC in the form attached as Exhibit B to this Amendment;

(f) certified copy of resolutions of each Borrower’s board of directors or representatives, as applicable, evidencing approval of this Amendment, all Loan Documents executed in connection with this Amendment, and all transactions evidenced thereby;

(g) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Second Amendment Date, of each Borrower;

(h) a certificate of good standing for each Borrower from its state of formation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(i) updated Schedules for each Borrower to the Agreement;

(j) evidence satisfactory to Agent that the insurance policies are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent; and

(k) updated Perfection Certificates for each Borrower dated as of the Second Amendment Date between Borrowers and Lender; and

(l) updated Exhibits C, D, and E of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWERS:

CEMPRA, INC.

Signature:	/s/ Prabhavathi Fernandes

Print Name:	Prabhavathi Fernandes

Title:	CEO

CEMPRA PHARMACEUTICALS, INC.

Signature:	/s/ Prabhavathi Fernandes

Print Name:	Prabhavathi Fernandes

Title:	CEO

CEM-102 PHARMACEUTICALS, INC.

Signature:	/s/ Prabhavathi Fernandes

Print Name:	Prabhavathi Fernandes

Title:	CEO

Accepted in Palo Alto, California:

LENDER:

HERCULES CAPITAL FUNDING TRUST 2012-1

By: HERCULES TECHNOLOGY GROWTH CAPITAL, INC., as Servicer

Signature:	/s/ K. Nicholas Martitsch

Print Name:	K. Nicholas Martitsch

Title:	Assoc. General Counsel

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

Accepted in Palo Alto, California:

LENDER and AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC., as Lender and Agent

Signature:	/s/ K. Nicholas Martitsch

Print Name:	K. Nicholas Martitsch

Title:	Assoc. General Counsel

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

EXHIBIT A

Warrant Agreement

EXHIBIT B

Amended and Restated Warrant Agreement